UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 22, 2012 (May 16, 2012)

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 22, 2012, The Wet Seal, Inc. (the “Company”) issued a press release describing the financial results of the Company for the first fiscal quarter ended April 28, 2012. Additionally, the Company provided guidance for its fiscal 2012 second quarter. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in such Exhibit shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 5.07.	Matters Subject to a Vote of Security Holders.

On May 16, 2012, the Company held its Annual Meeting of Stockholders. The number of shares of Class A common stock entitled to vote at the Annual Meeting was 90,502,283. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 71,026,804.

The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 6, 2012:

Proposal 1 – Election of six nominees to serve as directors until the next annual meeting and until their respective successors are elected and qualified. The final results of votes taken were as follows:

Directors	For	Withheld	Broker Non- Votes
Jonathan Duskin	57,103,785	7,982,248	5,940,771
Sidney M. Horn	56,733,060	8,352,973	5,940,771
Harold D. Kahn	62,878,680	2,207,353	5,940,771
Susan P. McGalla	57,750,440	7,335,593	5,940,771
Kenneth M. Reiss	57,712,528	7,373,505	5,940,771
Henry D. Winterstern	62,908,205	2,177,828	5,940,771

Proposal 2 – Advisory (non-binding) resolution, regarding the compensation of the Company’s named executive officers, or the “Say-on-Pay Proposal”:

For	Against	Abstain	Broker Non- Votes
55,986,144	2,185,302	6,914,587	5,940,771

Proposal 3 – Ratification of the appointment of Deloitte & Touche LLP, an Independent Registered Public Accounting Firm, as the Company’s independent auditor for fiscal 2012:

For	Against	Abstain	Broker Non- Votes
63,090,333	1,844,215	6,092,256	—

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated as of May 22, 2012, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: May 22, 2012	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1	Press release, dated as of May 22, 2012, issued by the Company.